Exhibit 99.1

Contacts:
Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
Peter.Garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Announces Elimination of Quarterly Cash Dividend

INCLINE VILLAGE, Nevada, August 4, 2016 - PDL BioPharma, Inc. (NASDAQ: PDLI) (PDL or the Company) today announced that its board of directors has decided to eliminate its quarterly cash dividend.

John P. McLaughlin, president and chief executive officer of PDL, stated, “Since 2009, our dividends have been an important element of our commitment to return value to our shareholders, and the decision to eliminate the dividend was not taken lightly. However, by terminating cash payments to our shareholders, we will be able to make significant strategic investments and financing decisions that we expect will drive long-term growth and greater value for our shareholders.”

The decision to eliminate the dividend is based upon a number of factors, all relating to the strong prospects for the long-term growth of PDL, including:

•	A change in strategic focus to include equity investments and specialty pharmaceutical product acquisitions which have the potential to generate revenues quickly.

•	More sizable royalty deals that could provide significantly greater long-term benefits to the company and its shareholders.

•	The expiration of the Queen et al. patents and reduced revenue associated with these assets.

•	Financing considerations, which include potentially more favorable financing terms related to debt financing should PDL pursue additional financing options.

About PDL BioPharma, Inc.

PDL seeks to acquire pharmaceutical products through equity investments and also provide growth capital and financing solutions to late-stage public and private healthcare companies, including immediate financial monetization of royalty streams to companies, academic institutions, and inventors. PDL has committed over $1.4 billion and funded approximately $1.1 billion in these investments to date. PDL evaluates its investments based on the quality of the income generating assets and potential returns on investment. PDL is currently focused on acquiring and managing income generating assets, and maximizing value for its stockholders.

The Company was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it has received significant royalty revenue.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Forward-looking Statements

This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding forecasted revenues in respect of assets or product development, product potential, business prospects or financial or operational performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of PDL and its market, particularly those discussed in the risk factors and cautionary statements contained in the Company's annual report filed with the SEC on February 23, 2016, as well as subsequent filings. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and PDL assume no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.